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                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20509

                             FORM 8-K

                          CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                           July 1, 1998
                          Date of Report
                (Date of Earliest Event Reported)

               INTERNATIONAL HERITAGE, INCORPORATED
      (Exact Name of Registrant as Specified in its Charter)

     Nevada                   002-97690-D         87-0421191
(State or other juris-   (Commission File No.)    (IRS Employer
diction of incorporation)                           I.D. No.)

                          Carolina Place
                 2626 Glenwood Avenue, Suite 200
                  Raleigh, North Carolina 27608
             (Address of Principal Executive Offices)

                          (919)571-4646
                  Registrant's Telephone Number


Item 1.   Changes in Control of Registrant.

          None; not applicable.

Item 2.   Acquisition or Disposition of Assets.

          None; not applicable.

Item 3.   Bankruptcy or Receivership.

          None; not applicable.

Item 4.   Changes in Registrant's Certifying Accountant.

          None; not applicable.

Item 5.   Other Events.

          On July 1, 1998, a class action complaint was filed in the Circuit Court for Talladega County, Alabama, L.C. Gilbert, on behalf of himself and all others similarly situated v. International Heritage, Incorporated, a corporation; Dennis Caulder, et. al., civil action no. CV 98 277. Plaintiff brings this action on behalf of himself and all individuals who have participated in the International Heritage, Incorporated network marketing program in the State of Alabama, and who, during the course of participating in the program, have purchased or been charged for a security in the form of an investment contract by the defendant, International Heritage, Incorporated. The plaintiff alleges that the defendants sold investment contracts to the plaintiff class in violation of Alabama Code Section 8-6-17 by making misrepresentations or omissions regarding material information related to the sale of securities and at the time the securities were sold, the defendants, by and through their agents who represented and sold the securities were guilty of fraud, fraudulent suppression and deceit in the sale of securities.

     The plaintiffs request relief as follows: declaratory judgment be entered that the International Heritage Network Marketing Program was an investment contract for the sale of a security, with an expected return on any monies invested by the plaintiff class, and the misrepresentations made by the defendants in the course of the sale of the securities was a violation of Alabama Code Sections 8-6-17, 8-6-19; injunction be issued permanently enjoining the defendants from selling investment contracts in the State of Alabama; equitable restitution, with interest; compensatory damages, with interest;
and, attorneys fees and expenses as the court deems just.

     The defendant, International Heritage, Incorporated intends to vigorously defend this action.

Item 6.   Resignations of Registrant's Directors.

          None; not applicable.

Item 7.   Financial Statements, Pro Forma Financial Information and
Exhibits.

          None; not applicable.

Item 8.   Change in Fiscal Year.

          None; not applicable.

                         SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              INTERNATIONAL HERITAGE, INCORPORATED

Date:          07/15/98.           By   /s/ Stanley H. Van Etten
                              _______________________________________

                              President, CEO and Chairman of the Board